UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 19, 2005 (May 19, 2005)
WELLSFORD REAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)
Maryland

(State or Other Jurisdiction of Incorporation)
1-12917	13-3926898

(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, New York, NY	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 838-3400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

See Item 8.01 for a description of the exit activity.

Wellsford Real Properties, Inc. (the “Company”) has determined that at the time of this filing, it is unable in good faith to make a determination of the estimates required by paragraphs (b), (c), and (d) of Item 2.05 of the Form 8-K General Instructions. The Company will file an amended report on Form 8-K within four business days of making a determination of the required estimates.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2005, the Board of Directors (the “Board”) of the Company amended and restated the Bylaws of the Company to change the date for the annual meeting to the period between September 25 through October 25.

Item 8.01	Other Events.

On May 19, 2005, the Company issued a press release announcing that the Board has approved a Plan of Liquidation (the “Plan”) and a 1 for 100 Reverse Stock Split and a 100 for 1 Forward Stock Split of its common shares (together the “Stock Split”). The Plan and the Stock Split are each subject to the separate approval of the Company’s stockholders at an annual meeting, to be announced, which will be held subsequent to the mailing of a proxy statement.

The Company previously reported that in March 2004 the Board authorized and retained the financial advisory firm, Lazard Ltd, to advise the Company on various strategic financial and business alternatives available to it to maximize stockholder value. These included a recapitalization, acquisitions, disposition of assets, liquidation, the sale or merger of the Company and alternatives that would keep the Company independent. After consideration of the alternatives available to the Company, the Board has determined and recommends that liquidation is advisable and in the best interests of the Company’s stockholders. The Board also recommends the implementation of the Stock Split, which could make the Company’s operations more cost effective whether or not the Plan is approved by Stockholders.

Under the Plan, the Company intends to sell its assets, to pay or provide for its liabilities, and to distribute its remaining cash to its stockholders. The Board currently estimates that stockholders could receive $18.00 to $20.50 per share in total distributions over the liquidation period including an initial distribution of $12.00 to $14.00 per share within 30 days after the later of the closing of the sale of the Palomino Park rental apartments and stockholder approval of the Plan. The estimated time frame for payment of these proceeds will be described in the proxy statement to be filed.

A Stock Split would reduce the number of record holders of the Company’s common stock to below 300, thereby making the Company eligible for (i) deregistration under the Securities Exchange Act of 1934, as amended, and (ii) the de-listing of its common stock from the American Stock Exchange. Accomplishing these objectives would relieve the Company of the costs associated with complying with the various reporting and governance requirements of the Securities and Exchange Commission (“SEC”) and American Stock Exchange. This action also would save the Company significant expenses associated with Sarbanes-Oxley Act reporting requirements. It is anticipated that only stockholders owning 99 or fewer pre-split common shares of the Company would receive $20.50 per pre-split share in cash for their shares. Currently, the Company has 6,467,639 common shares outstanding and it is anticipated that approximately 4,000 common shares will be purchased by the Company in order to complete the Stock Split.

Item 9.01	Financial Statements and Exhibits.
	(c)	Exhibits
		3.4	Amended and Restated Bylaws of the Company.
		99.1	Press release dated May 19, 2005 announcing the adoption, by the Board of Directors of the Company, of a plan of liquidation and reverse/forward stock split.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WELLSFORD REAL PROPERTIES, INC.

	By:	/s/ James J. Burns
James J. Burns Senior Vice President, Chief Financial Officer
Date: May 19, 2005

Exhibit 99.1
WELLSFORD REAL PROPERTIES, INC. 535 MADISON AVENUE• 26TH FLOOR • NEW YORK • NY 10022 212-838-3400 FAX 212-421-7244
FOR IMMEDIATE RELEASE:
WELLSFORD REAL PROPERTIES, INC. ADOPTS PLAN OF LIQUIDATION AND REVERSE/FORWARD STOCK SPLIT
New York, N.Y. May 19, 2005: Wellsford Real Properties, Inc. (AMEX:WRP) (the “Company“) today announced that its Board of Directors (the “Board”) has approved a Plan of Liquidation (the “Plan”) and a 1 for 100 Reverse Stock Split and a 100 for 1 Forward Stock Split of its common shares (together the “Stock Split”). The Plan and the Stock Split are each subject to the separate approval of the Company’s stockholders at an annual meeting, to be announced, which will be held subsequent to the mailing of a proxy.

The Company previously reported that in March 2004 the Board authorized and retained the financial advisory firm, Lazard Ltd, to advise the Company on various strategic financial and business alternatives available to it to maximize stockholder value. These included a recapitalization, acquisitions, disposition of assets, liquidation, the sale or merger of the Company and alternatives that would keep the Company independent. After consideration of the alternatives available to the Company, the Board has determined and recommends that liquidation is advisable and in the best interests of the Company’s stockholders. The Board also recommends the implementation of the Stock Split, which could make the Company’s operations more cost effective whether or not the Plan is approved by Stockholders.

Under the Plan, the Company intends to sell its assets, to pay or provide for its liabilities, and to distribute its remaining cash to its stockholders. The Board currently estimates that stockholders could receive $18.00 to $20.50 per share in total distributions over the liquidation period including an initial distribution of $12.00 to $14.00 per share within 30 days after the later of the closing of the sale of the Palomino Park rental apartments and stockholder approval of the Plan. The estimated time frame for payment of these proceeds will be described in the proxy statement to be filed.

A Stock Split would reduce the number of record holders of the Company’s common stock to below 300, thereby making the Company eligible for (i) deregistration under the Securities Exchange Act of 1934, as amended, and (ii) the de-listing of its common stock from the American Stock Exchange. Accomplishing these objectives would relieve the Company of the costs associated with complying with the various reporting and governance requirements of the Securities and Exchange Commission (“SEC”) and American Stock Exchange. This action also would save the Company significant expenses associated with Sarbanes-Oxley Act reporting requirements. It is anticipated that only stockholders owning 99 or fewer pre-split common shares of the Company would receive $20.50 per pre-split share in cash for their shares. Currently, the Company has 6,467,639 common shares outstanding and it is anticipated that approximately 4,000 common shares will be purchased by the Company in order to complete the Stock Split.

Mr. Jeffrey Lynford, Chairman and CEO stated, ’Your Board of Directors, after significant analysis, has adopted a plan of liquidation, which we believe will most likely maximize stockholder value. Since the Company’s public trading volume is very low, approximately 4,000 shares per day, there is no significant current market liquidity for our stockholders. With the adoption and implementation of this plan, significant cash could be distributed. The initial distribution could range between $78 million and $91 million, and our total distributions could range between $116 million and $133 million.’

Wellsford Real Properties, Inc. is a real estate merchant banking firm headquartered in New York City which acquires, develops, finances and operates real properties, constructs for-sale single family home and condominium developments and organizes and invests in private and public real estate companies.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, the following, in addition to others which will be set forth in the proxy statement relating to the Plan and Stock Split: failure of the stockholders to approve the Plan and/or the Stock Split; the Board could abandon the Plan and/or Stock Split even if they are approved by the stockholders; cost savings from becoming a private Company may not be as high as anticipated; failure to achieve proceeds from the sales of assets to meet the estimated ranges of initial and total distributions to stockholders; the uncertainty as to the timing of sales of assets and the impact on the timing of distributions to stockholders; illiquidity of certain assets; increases in expenses which would negatively impact the amount of distributions pursuant to the Plan; unknown claims and liabilities which would negatively impact the amount of distributions pursuant to the Plan; the sale of undeveloped land, rather than the construction and sale, in the normal course of business, of single family homes or condominiums which would negatively impact the amount of distributions pursuant to the Plan.

Press Contact:	Jeffrey H. Lynford Wellsford Real Properties, Inc. Chairman - Chief Executive Officer (212) 838-3400

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